EXHIBIT 23.1

[DELOITTE LOGO]                                     Brightman Almagor
                                                    1 Azrieli Center
                                                    Tel Aviv 67021
                                                    P.O.B. 16593, Tel Aviv 61164
                                                    Israel

                                                    Tel: +972 (3) 608 5555
                                                    Fax: +972 (3) 609 4022
                                                    info@deloitte.co.il
                                                    www.deloitte.com


           CONSENT OF INDEPENDENT REGISTRATION PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 Amendment No. 1, of our report dated August 3, 2005 relating to the consolidated financial statements of InkSure Technologies Inc. and its subsidiaries for the year ended December 31, 2004 and to the reference to us under heading "Experts" and "Changes in and disagreements with accountants on accounting and financial disclosure" section.



Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu



Tel Aviv, Israel
December 21, 2005